UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 15, 2019

Mirati Therapeutics, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35921	46-2693615
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

9393 Towne Centre Drive, Suite 200
San Diego, California 92121
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (858) 332-3410

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On February 15, 2019, Rodney W. Lappe, Ph.D. informed Mirati Therapeutics, Inc. (the “Company”) that he does not intend to stand for reelection to the Company’s Board of Directors (the “Board”) at the Company’s 2019 Annual Meeting of Stockholders (the “2019 Annual Meeting”). Dr. Lappe’s intent not to stand for reelection to the Board is not the result of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

(d) On February 15, 2019, the Board, upon recommendation of the Nominating and Corporate Governance Committee, elected Faheem Hasnain to the Board, effective immediately. Mr. Hasnain was also appointed as Chairman of the Board, effective immediately, replacing Dr. Lappe in such role. Mr. Hasnain’s initial term of office will expire at the 2019 Annual Meeting or when his successor is duly elected and qualified, or his earlier death, resignation or removal.

In connection with his appointment, Mr. Hasnain received an initial grant consisting of a nonstatutory stock option to purchase 47,000 shares of the Company’s common stock, which shares will vest in a series of 36 equal monthly installments. In accordance with the Company’s Amended and Restated Non-Employee Director Compensation Policy, Mr. Hasnain will also be entitled to receive a $70,000 annual cash retainer for service as Chairman of the Board and will be eligible to receive additional equity compensation in the future. Mr. Hasnain has entered into the Company’s standard form of indemnification agreement.

Mr. Hasnain provided consulting services to the Company pursuant to a Consulting Agreement, dated May 1, 2017, as amended on April 30, 2018 (the “Consulting Agreement”). Pursuant to the Consulting Agreement, (i) on May 1, 2017, the Company granted Mr. Hasnain an option to purchase 35,000 shares of common stock at an exercise price of $4.35 per share, which shares vested in full on July 31, 2017, and (ii) on July 11, 2018 the Company granted Mr. Hasnain an option to purchase 10,000 shares of common stock at an exercise price of $49.20 per share, which shares vest in a series of 12 equal monthly installments. The Consulting Agreement was terminated on February 15, 2019. The Company is not aware of any other transaction involving Mr. Hasnain requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 20, 2019	Mirati Therapeutics, Inc.

	By:	/s/ Jamie A. Donadio
Jamie A. Donadio
Senior Vice President and Chief Financial Officer